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                                                                  Exhibit 4

                                 FPA CORPORATION

                             1995 STOCK OPTION PLAN

                           FOR NON-EMPLOYEE DIRECTORS
                    (as amended effective December 11, 1998)

     1. Purpose. The purpose of this 1995 Stock Option Plan for Non-Employee Directors (the "Plan") of FPA Corporation (the "Company") is to increase the ownership interest in the Company of Non-Employee Directors whose services are considered essential to the Company's continued progress and to provide a further incentive to serve as a Director of the Company.

     2. The Plan. The Plan shall consist of options to acquire Shares of Common Stock, par value $. 10 per share, of the Company (the "Shares").

     3. Administration. The Plan shall be administered by a Committee consisting of Directors who are not eligible to participate in the Plan (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of Directors to receive options under the Plan, the number of Shares subject to any such options or the Plan, for the purchase price thereunder, and provided further that the Committee shall not have the authority to take any action to make any determination that would materially increase the benefits accruing to participants under the Plan. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders and persons granted options under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

     4. Participation in the Plan. Directors of the Company who are not employees of the Company or any affiliate of the Company and are ineligible to receive grants under any other stock option plan of the Company in effect at the time of grant of an option shall be eligible to participate in the Plan ("Eligible Directors").

     5. Shares Subject to the Plan. Subject to adjustment as provided in Section 8, an aggregate of One Hundred Twenty Five Thousand (125,000) Shares shall be available for issuance upon the exercise of options granted under the Plan. The Shares deliverable upon the exercise of an option may be made available from unissued Shares not reserved for any other purpose or Shares reacquired by the Company, including Shares purchased in the open market or in private transactions. If any option granted under the Plan shall expire or terminate for any

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reason without having been exercised in full, the Shares subject to, but not delivered under, such option may again become available for the grant of other options under the Plan.

     6. Non-Statutory Stock Options. All options granted under the Plan shall be non-statutory options not intended to qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     7. Terms, Conditions and Form of Options. Each option granted under this Plan shall be evidenced by a written agreement with the Company, in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

     (a) Option Grant Dates.

         (i) Initial Grant. The Committee shall grant to each Eligible Director (herein sometimes referred to as "holder" or "Grantee") an option to purchase 25,000 Shares (as adjusted pursuant to Section 8) as soon as practicable following adoption of the Plan by the Board of Directors

         (ii) Subsequent Grant. The Committee shall grant to each Eligible Director (herein sometime referred to as "holder" or "Grantee") an option to purchase 10,000 shares (as adjusted pursuant to Section
              8) effective as of April 20, 1998.

     (b) Purchase Price. The purchase price of Shares upon exercise of an option shall be 100% of the fair market value of the Shares on the effective date of grant of an option; which shall be: (i) if the Shares are listed on a national securities exchange, the closing price of the Shares on such date; provided, however, if on such date the Shares were traded on more than one national securities exchange, then the closing price on the exchange on which the greatest volume of Shares were traded on such day; (ii) if the Shares are not listed on a national securities exchange and are traded over-the-counter, the last sale price of the Shares on such date as reported by NASDAQ or, if not reported by NASDAQ, the average of the closing bid and asked prices for the Shares on such date; and (iii) if the Shares are neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Committee shall in good faith determine. If the Shares are listed on a national securities exchange or are traded over-the-counter but are not traded on the date of grant, then the price shall be determined by the Committee by applying the principles contained in Proposed Treasury Regulation section 1.422A-2(e) and Treasury Regulation section 20.2031-2 or successor provisions thereto. The fair market value of the Shares shall be determined by, and in accordance with, procedures to be established by the Committee, whose determination shall be final.

     (c) Exercisability and Term of Options. Each option granted under the Plan or an Amendment to the plan shall not be exercisable with respect to any shares until the

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         date of approval of the Plan by the stockholders of the Company (the
         "Approval Date"). From and after the Approval Date, shares subject to an option become eligible for purchase on a cumulative basis in four
         (4) equal installments, as follows: (i) a total of twenty-five percent (25%) of the number of shares on the Approval Date, and (ii) a total of twenty-five percent (25%) of the number of shares on each of the first, second and third anniversaries of the effective date of grant of the option. Each option granted under the Plan or any Amendment to the Plan shall expire ten years from the date of the grant, and shall be subject to earlier termination as hereinafter provided. Grants of options under the Plan and any Amendment to the Plan shall become null and void if the Plan or any Amendment requiring stockholder approval is not approved by the stockholders of the Company within twelve months of approval of the Plan or such Amendment by the Board of Directors of the Company.

     (d) Termination of Service. In the event of the termination of service on the Board by the holder of any option, other than by reason of total and permanent disability or death as set forth in Paragraph (v) hereof, the then outstanding options of such holder may be exercised only to the extent that they were exercisable on the date of such termination and shall expire three months after such termination, or on their stated expiration date, whichever occurs first.

     (e) Disability or Death. In the event of termination of service by reason of the total and permanent disability of the holder of any option, the holder may exercise the options in full at any time within one year after commencement of such disability, but in no event after the expiration date of the term of the option. In the event of the death of the holder of any option, each of the then outstanding options of such holder will be exercisable in full by the holder's legal representative at any time within a period of one year after death, but in no event after the expiration date of the term of the option. However, if the holder dies within one year following termination of service on the Board by reason of total and permanent disability, such option shall only be exercisable for one year after the holder's death, or until the expiration date of the term of the option, if earlier.

     (f) Payment for Shares. The purchase price for Shares upon exercise of an option shall be paid in full in United States dollars in cash or by check at the time of purchase; provided, however, that at the discretion of the Board, the purchase price may be paid with (i) Shares of the Company already owned by, and in possession of, the Grantee, or
         (ii) any combination of United States dollars or Shares of the Company. Shares of the Company used to satisfy the exercise price of an option shall be valued as of the date of exercise at their fair market value determined in accordance with the rules set forth in paragraph (b).

8. Adjustment upon Changes in Shares

         (a) In the event the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares or otherwise),

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then there shall be substituted for or added to each Share theretofore appropriated or thereafter subject or which may become subject to an option under this Plan, the number and kind of Shares or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding Shares, or of any share or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, then, if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

         (b) Fractional Shares resulting from any adjustment in options pursuant to this Section may be settled in cash or otherwise as the Board shall determine. Notice of any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

         (c) Notwithstanding Section (a) above, the Board shall have the power, in the event of the disposition of all or substantially all of the assets of the Company, or the dissolution of the Company, or the merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation into the Company, or the making of a tender offer to purchase all or a substantial portion of the Shares of the Company, to amend all outstanding options (upon such conditions as it shall deem appropriate) to (i) permit the exercise of all such options prior to the effectiveness of any such transaction and to terminate such options as of such effectiveness, or (ii) require the forfeiture of all options, provided the Company pays to the Grantee the excess of the fair market value of the Shares in which the Grantee's rights have not become vested at such date over the purchase price, as provided for in
Section 7(b) hereof, or (iii) make such other provisions as the Board shall deem equitable.

         9. Options Non-Assignable and Non-Transferable. Each option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

10.      Limitations of Rights.

         (a) No Right to Continue as a Director. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Director has a right to continue as a Director for any period of time, or at any particular rate of compensation.

         (b) No Stockholders' Rights for Optionee. An optionee, shall have no rights as a stockholder with respect to the Shares covered by options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for dividend

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         distributions or other rights for which the record date is prior to the date such certificate is issued.

         11. Effective Date and Duration of Plan. The Plan shall become effective as of the date of adoption thereof by the Board, subject to approval by the stockholders of the Company. The period during which option grants shall be made under the Plan shall terminate on December 31, 1999 (unless the Plan is extended or terminated on an earlier date by stockholders) but such termination shall not affect the terms of any then outstanding options.

         12. Amendment, Suspension or Termination of the Plan. The Board of Directors may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders, no revision or amendment shall change the selection or eligibility of Directors to receive options under the Plan, the number of Shares subject to any such options or the Plan, the purchase price thereunder, or materially increase the benefits accruing to participants under the Plan.

         13. Notice. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

         14. Use of Proceeds. Proceeds from the sale of Shares pursuant to options granted under the Plan shall constitute general funds of the Company.

         15. Expenses of the Plan. All of the expenses of administering the Plan shall be paid by the Company.

         16. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares to be delivered pursuant to the exercise of an option unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations or governmental authority and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulations or requirement. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to insure compliance with such laws, regulations and requirements, such representations as the Committee, in its sole discretion, deems necessary or desirable. Each option shall be subject to the further requirement that if at any time the Board shall determine in its discretion that the listing or qualification of the Shares subject to such option, under any securities exchange or association requirements or under any applicable law, where the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such option or the issuance of Shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

         17. Governing Law. Except to the extent preempted by federal law, this Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

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         18. Tax Withholding. The Company shall be entitled to deduct from other compensation payable to each holder any sums required by federal, state or local tax law to be withheld with respect to the grant or exercise of an option or the sale of Shares. Alternatively, the Company may require the holder or other person exercising such option to pay such sums to the employer corporation or to the Internal Revenue Service (the "IRS"). If the holder or other person exercising the option elects to pay such sums directly, written notice of that election shall be delivered prior to or concurrently with the option exercise and, whether pursuant to such election or pursuant to a requirement imposed by the Company, payment in cash or by check of such sums for taxes, as the Company may determine, shall be delivered within ten (10) days after the date of exercise. The Company shall not be obligated to issue the shares until such payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of such exercise is, in the judgment of the Company, sufficient to cover all such sums due with respect to such exercise. The Company is not under any obligation to advise a holder of the existence of the tax or the amount which the employer corporation will be so required to withhold.





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